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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement of Pegasus Communication Corporation on Form S-4 of our report dated February 11, 2000 relating to the financial statements and financial statement schedules, which appears in Pegasus Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
April 6, 2000